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                                                                     EXHIBIT 4.8

                                  ____ Warrants


                              RETRAC MEDICAL, INC.


                          Common Stock Purchase Warrant
                      (One (1) Warrant is required for the
                       purchase of one (1) share of Common
                          Stock, subject to adjustment
                               as provided below)


         This certifies that , or registered assigns, is entitled to purchase at any time on or after , 2001 and on or before , 2006, unless such period is extended by the Company, one (1) fully paid and non-assessable share of the common stock of RETRAC MEDICAL, INC., a Delaware corporation (the "Company"), for each one (1) full Warrant evidenced by this Warrant Certificate, at the purchase price of Eight and 80/100 Dollars ($8.80) per share (subject to adjustment as hereinafter referred to), payable in lawful money of the United States, upon surrender of this Warrant Certificate and payment of the purchase price in lawful money of the United States of America, at the principal office in ____________________, of the Warrant Agent hereinafter referred to (or at the principal office of its successor as warrant agent), but only subject to the conditions set forth herein and in the Warrant Agreement dated as of , 2001, between the Company and COMPUTERSHARE TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

         1. The purchase price payable upon exercise of Warrants shall be paid in cash or by certified check or bank draft. No adjustment shall be made for any dividends on any shares of stock issuable upon exercise of this Warrant.

         2. Upon any exercise of Warrants evidenced hereby the form of election to purchase set forth herein (on the reverse hereof) shall be properly completed and executed. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof a new Warrant Certificate, in all respects similar to this Warrant Certificate, evidencing the number of Warrants not exercised.

         3. Upon the occurrence of certain events set forth in the Warrant Agreement, the purchase price per share and the number of Warrants evidenced hereby shall be adjusted, all as provided in the Warrant Agreement. No fractional shares of Common Stock will be issued upon the exercise of any Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement. This Warrant is subject to redemption by the Company as provided in the Warrant Agreement.
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         4. This Warrant Certificate is issued under and the Warrants evidenced hereby are subject to the terms and provisions contained in the Warrant Agreement, and, by acceptance hereof, the holder of this Warrant Certificate assents to all such terms and provisions. Reference is hereby made to such Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of such Warrant Agreement are on file at the office of the Warrant Agent.

         5. This Warrant Certificate and similar Warrant Certificates when surrendered at the principal office in ________________________, of the Warrant Agent (or at the principal office of its successor as warrant agent) by the registered holder hereof in person or by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate the number of Warrants evidenced by the Warrant Certificates so surrendered.

         6. Upon due presentment for registration of transfer of this Warrant Certificate at the principal office in __________________________, of the Warrant Agent (or at the principal office of its successor as warrant agent), a new Warrant Certificate or Certificates of like tenor and evidencing in the aggregate the number of Warrants evidenced by this Warrant Certificate shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for a transfer fee of $_____ per transfer and any tax or other governmental charge imposed in connection therewith.

         7. Prior to due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         8. If this Warrant Certificate shall be surrendered upon exercise of the Warrants evidenced hereby within any period during which the transfer books for the Company's Common Stock are closed for any purpose, the Company shall not be required to make delivery of certificates for shares of Common Stock until the date of the reopening of such transfer books.

         9. No Warrant may be exercised after five (5) years from the effective date of the offering, unless extended by the Company, in which event no Warrant may be exercised after expiration of such additional period, and to the extent not exercised by such time, all Warrants evidenced hereby shall become void.


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         10. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

Dated:                                     RETRAC MEDICAL, INC.
       ----------------------------


                                           By:
                                               ---------------------------------
                                               Thomas Sassone, CEO



ATTEST:


---------------------------------
ALEC MULGREW, Secretary



COUNTERSIGNED:

COMPUTERSHARE TRUST COMPANY
Warrant Agent


By:
   ------------------------------
      Authorized Officer


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                                    [FORM OF]

                              ELECTION TO PURCHASE


TO:      RETRAC MEDICAL, INC.

                  c/o COMPUTERSHARE TRUST COMPANY
                  12039 W. Alameda Parkway, Suite Z-2
                  Lakewood, Colorado  80228



         The undersigned hereby irrevocably elects to exercise Warrants represented by the within Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares shall be issued in the name of

                                     ___________________________________________
                                     (Name)

                                     ___________________________________________
                                     (Address)

                                     ___________________________________________
                                     (Taxpayer Number)

and be delivered to
                                     ___________________________________________
                                     (Name)

at
                                     ___________________________________________
                                     (Address)


and, if said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, that a new Warrant Certificate for the balance remaining of such Warrants be registered in the name of, and delivered to, the undersigned at the address stated below.

         Payment is hereby made in CASH, CERTIFIED CHECK or BANK DRAFT enclosed of $__________.



DATED:
      ---------------------


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Name of holder of Warrant Certificate:


                                     ___________________________________________
                                 (Please Print)

Address:
                                     ___________________________________________


Signature:
                                     ___________________________________________



Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.


                                                           SIGNATURE GUARANTEED: